UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 1, 2023
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
Merger Agreement
On November 1, 2023, Fox Factory, Inc. (the “Purchaser”), a California corporation and a wholly owned subsidiary of Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marucci Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (the “Merger Sub”), Wheelhouse Holdings Inc. (“Wheelhouse”), a Delaware corporation and a majority owned subsidiary of CODI (as defined below), and Compass Group Diversified Holdings LLC (“CODI”), a Delaware limited liability company, solely in its capacity as the representative (the “Equityholders’ Representative”) of the holders (the “Equityholders”) of stock and options of Wheelhouse. Pursuant to the Merger Agreement, the Purchaser will acquire all of the issued and outstanding securities of Wheelhouse, the parent company of the operating entity, Marucci Sports, LLC (“Marucci”), through a merger of Merger Sub with and into Wheelhouse, with Wheelhouse surviving the merger and becoming a wholly owned subsidiary of Purchaser (the “Marucci Merger”). Marucci is known as a designer, manufacturer, and marketer of premium wood and metal baseball bats, fielding gloves, batting gloves, bags, protective gear, sunglasses, on and off-field apparel, and other baseball and softball equipment used by professional and amateur athletes, and also develops and licenses franchises for sports training facilities. The purchase price of Wheelhouse will be based on an enterprise value of $572 million and will be subject to certain adjustments based on matters such as transaction tax benefits, transaction expenses of Wheelhouse, the net working capital and cash and debt balances of Wheelhouse at the time of the closing. It is anticipated that the purchase price will be financed through the Incremental Term Loans (as defined below under “—Debt Commitment Letter”).

The Merger Agreement contains customary representations, warranties and covenants. The obligations of the Purchaser and Merger Sub, on the one hand, and Wheelhouse and the Equityholders, on the other hand, to consummate the transactions contemplated by the Merger Agreement are subject to certain conditions, including, but not limited to, (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) the absence of any court order, law enacted by any governmental authority or pending or threatened proceeding preventing consummation of, and the absence of certain governmental investigations into, the transactions contemplated by the Merger Agreement, (iii) performance in all material respects by the other party of its covenants, (iv) the expiration or termination of all applicable waiting periods and the receipt of any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (v) the approval of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of a majority of the Wheelhouse stockholders. The Purchaser’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement are also subject to the condition that no material adverse effect, which is continuing, will have occurred with respect to the Wheelhouse business prior to closing.

The Merger Agreement also contains certain rights to terminate the agreement, including the right of either Purchaser or Wheelhouse to terminate the Merger Agreement after January 30, 2024, if the transactions contemplated by the Merger Agreement have not been consummated by such date, subject to certain exceptions.

The Marucci Merger is expected to close in November 2023. However, there can be no assurances that all of the conditions to closing will be satisfied.

The foregoing summary of the material terms and conditions of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Debt Commitment Letter
In connection with, and concurrently with the entry into, the Merger Agreement, the Company entered into a commitment letter (the “Debt Commitment Letter”) with certain lenders under its existing credit facility (the “Lenders”), pursuant to which the Lenders have agreed to provide the Company with a term loan in an amount not to exceed $400 million and a delayed draw term loan in an amount not to exceed $200 million (collectively, the “Incremental Term Loans”), each of which are permitted under the existing credit facility. The Incremental Term Loans will be subject to quarterly amortization payments and will have a maturity date of April 5, 2027, consistent with the existing credit facility. The Incremental Term Loans will be in the form of term SOFR loans and base rate loans, at the option of the Company, and will have an applicable margin ranging from 0.5% to 1.50% for base rate loans and 1.50% to 2.50% for term SOFR loans, subject to adjustment provisions. The Incremental Term Loans will support the Company’s capital allocation strategy, including funding a portion of the acquisition consideration owed under the Marucci Merger. The funding of the Incremental Term Loans provided for in the Debt Commitment Letter are contingent on satisfaction of customary conditions, including, among other things, (i) the execution and delivery of the amendment to the existing credit facility and (ii) the consummation of the Marucci Merger. The amendment to the existing credit facility will be effective on the closing date of the Marucci Merger and has not been finalized; accordingly, the actual terms may differ from the description of such terms in the Debt Commitment Letter.

Forward Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the Marucci Merger and its expected closing date. Words such as “believes”, “expects”, “anticipates”, “intends”, “projects”, “assuming”, and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to, the risk that the Marucci Merger may not be completed in a timely manner or at all; risks associated with the Marucci Merger generally, such as the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and the effect of the announcement or pendency of the Marucci Merger on Wheelhouse’s business relationships, performance, and business generally. Certain other factors are enumerated in the risk factor discussion in the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) for the year ended December 30, 2022, the Form 10-Q filed by the Company with the SEC for the quarter ended September 29, 2023 and other filings with the SEC. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 1, 2023, by and among (i) Fox Factory, Inc; (ii) Marucci Merger Sub, Inc.; (iii) Wheelhouse Holdings Inc.; and (iv) Compass Group Diversified Holdings LLC, as the Equityholders’ Representative*
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)
* Schedules and exhibits have been omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	November 2, 2023	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer